Exhibit 5.2


                           RICHARDS, LAYTON & FINGER
                          A PROFESSIONAL ASSOCIATION
                               ONE RODNEY SQUARE
                             920 NORTH KING STREET
                          WILMINGTON, DELAWARE 19801
                                (302) 651-7700
                              FAX: (302) 651-7701
                                  WWW.RLF.COM


                                August 12, 2005



PG&E Transition Funding II LLC
80 Park Plaza, T-4B
Newark, New Jersey  07102


            Re:  PSE&G Transition Funding II LLC
                 -------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Public Service Electric and Gas Company ("PSE&G") and PSE&G Transition Funding II LLC, a Delaware limited liability company (the "Company"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

          (a) The Certificate of Formation of the Company, dated as of July 18, 2005 (the "Certificate of Formation"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on July 18, 2005;

          (b) The Limited Liability Company Agreement of the Company, dated as of July 18, 2005, executed by PSE&G, as the sole member of the Company;

          (c) A Form of Amended and Restated Limited Liability Company Agreement of the Company (the "LLC Agreement"), to be executed by PSE&G, as the sole member of the Company, and the Company, and agreed and consented to by the Special Member (as defined therein) and the Independent Manager (as defined therein);


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PSE&G Transition Funding II LLC
August 12, 2005
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          (d) The Registration Statement (the "Registration Statement") on
Form S-3, including a related prospectus (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission on August 12, 2005;

          (e) The form of Indenture, to be executed by the Company and The Bank of New York, as the trustee (the "Trustee");

          (f) The form of BGS Bondable Transition Property Sale Agreement, to be executed by the Company and PSE&G;

          (g) The form of BGS Bondable Transition Property Servicing Agreement, to be executed by the Company and PSE&G, and acknowledged and accepted by the Trustee;

          (h) The form of 2005-1 Series Supplement, to be executed by the Company and the Trustee;

          (i) The form of Bill of Sale, to be executed by PSE&G and accepted by the Company;

          (j) The form of Underwriting Agreement, to be executed by PSE&G and the Company, and confirmed and accepted by Credit Suisse First Boston LLC; and

          (k) A Certificate of Good Standing for the Company, dated August 11, 2005, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are as used as defined in the LLC Agreement. The documents listed in paragraphs (e) through (j) above are hereinafter referred to each as a "Transaction Document" and collectively as the "Transaction Documents."

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed that
(i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as


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PSE&G Transition Funding II LLC
August 12, 2005
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originals are authentic, and (iii) all documents submitted to us as copies conform with the originals of those documents.

          For purposes of this opinion, we have assumed (i) that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the formation, operation, dissolution and termination of the Company, and that the LLC Agreement and the Certificate of Formation are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (iii) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (iv) except to the extent provided in paragraph 4 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based on the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

          2. Under the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq. (the "LLC Act") and the LLC Agreement, the Company has all necessary limited liability company power and authority to execute and deliver the Transaction Documents and issue the Bonds, and to perform its obligations under the Transaction Documents.

          3. Under the LLC Act and the LLC Agreement, the Company has all necessary limited liability company power and authority to own its property and conduct its business, all as described in the LLC Agreement.


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PSE&G Transition Funding II LLC
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          4. Under the LLC Act and the LLC Agreement, the execution and delivery by the Company of the Transaction Documents and the Bonds, and the performance by the Company of its obligations under the Transaction Documents, has been duly authorized by all necessary limited liability company action on the part of the Company.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Various Legal Matters Relating to the Transition Bonds" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.



                                    Very truly yours,



                                    /s/ Richards, Layton & Finger, P.A.


JGL/MPQ